UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2013
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on July 19, 2013, Forest City Enterprises, Inc. (the “Company”) issued and sold $250 million aggregate principal amount of its 3.625% Convertible Senior Notes due 2020 (the “Notes”) pursuant to a purchase agreement, dated July 15, 2013, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”). The Company also granted the Initial Purchasers a 13-day option to purchase up to an additional $50 million principal amount of the Notes to cover overallotments, if any.

On July 22, 2013, the Company received a notice that the Initial Purchasers had elected to fully exercise their overallotment option for an additional $50 million in aggregate principal amount of the Notes. Subject to customary closing conditions, the closing of the overallotment option is expected to take place on July 24, 2013. With the exercise of the overallotment option, a total of $300 million in aggregate principal amount of the Notes will have been sold. The net proceeds from the offering, including the exercise of the overallotment option, after deducting the Initial Purchasers' discount and the estimated offering expenses payable by the Company, are estimated to be approximately $291.0 million.

The Company intends to use the net proceeds to redeem the outstanding balance of $132.1 million aggregate principal amount of its Senior Notes due February 1, 2017, and to reduce other outstanding debt. Pending application of the net proceeds as described above, the net proceeds will be held in an escrow account and invested in short-term, investment grade, interest bearing securities.

The Notes and the Company's Class A common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers resold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

A copy of the press release announcing the exercise of the overallotment option is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or incorporated by reference into any filing under the Securities Act or the Exchange Act.

Forward Looking Statements

Statements made in this Current Report on Form 8-K regarding the proposed issuance of additional Notes are forward-looking statements. The Company may be unable to issue such Notes due to various risks, including market conditions, changes in the level and volatility of interest rates, a credit rating downgrades, and volatility in the market price of the Company's publicly traded securities, as well as other risks listed from time to time in the Company's filings with the SEC, including but not limited to, the Company's annual and quarterly reports.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.		Description
99.1	—	Press Release of Forest City Enterprises, Inc., dated July 23, 2013, announcing the exercise of the overallotment option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	July 23, 2013	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
99.1	—	Press Release of Forest City Enterprises, Inc., dated July 23, 2013, announcing the exercise of the overallotment option.